Exhibit 21.1
LIST OF SUBSIDIARIES

The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include those subsidiaries that, in the aggregate, would not have been a “significant subsidiary” as of December 31, 2022.

NAME	INCORPORATION
Admiral Management Inc.	Liberia
Adventure of the Seas Inc.	Liberia
Allure of the Seas Inc.	Liberia
Anthem of the Seas Inc.	Liberia
Brilliance of the Seas Shipping Inc.	Liberia
Canodros CL	Ecuador
Celebrity Apex Inc.	Liberia
Celebrity Beyond LLC	Liberia
Celebrity Cruise Lines Inc.	Cayman Islands
Celebrity Cruises Holdings Inc.	Liberia
Celebrity Cruises Inc., doing business as Celebrity Cruises	Liberia
Celebrity Eclipse Inc.	Liberia
Celebrity Edge Inc.	Liberia
Celebrity Equinox Inc.	Liberia
Celebrity Reflection Inc.	Liberia
Celebrity Silhouette Inc.	Liberia
Celebrity Solstice Inc.	Liberia
Constellation Inc.	Liberia
Enchantment of the Seas Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Freedom of the Seas Inc.	Liberia
GG Operations Inc.	Delaware
Global Fleet Management LLC	Liberia
Global Fleet Management Two LLC	Liberia
Grandeur of the Seas Inc.	Liberia
Harmony of the Seas Inc.	Liberia
Independence of the Seas Inc.	Liberia
Infinity Inc.	Liberia
Island for Science, Inc.	Indiana
Islas Galapagos Turismo y Vapores CA	Ecuador
Jewel of the Seas Inc.	Liberia
Labadee Investments Ltd.	Cayman Islands
Liberty of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Millennium Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Oasis of the Seas Inc.	Liberia
Oceanadventures S.A.	Ecuador
Odyssey of the Seas Inc.	Liberia
Ovation of the Seas Inc.	Liberia
Quantum of the Seas Inc.	Liberia
Radiance of the Seas Inc.	Liberia
RCI Holdings LLC	Liberia

RCL Cruise Holdings LLC	Liberia
RCL Cruises (Cyprus) Limited	Cyprus
RCL Cruises Ltd.	England and Wales
RCL GEO LLC	Florida
RCL Holdings Cooperatief U.A.	Netherlands
RCL Investments Ltd.	England and Wales
RCL New Vessel Holding Company LLC	Liberia
RCL TUI Cruises German Holding GmbH & Co. KG	Germany
RCL (UK) Ltd.	England and Wales
RCL Worldwide (Hong Kong) Limited	Hong Kong
RCL Worldwide Ltd.	Liberia
Rhapsody of the Seas Inc.	Liberia
Royal Caribbean Cruise Lines AS	Norway
Royal Caribbean Cruises (Asia) Pte. Ltd.	Singapore
Royal Caribbean Cruises Services (China) Company Limited	China
Serenade of the Seas Inc.	Liberia
SG Expeditions Cyprus Limited	Cyprus
SG Expeditions SAGL	Switzerland
Silver Cloud Shipping Co. Ltd.	Bahamas
Silver Endeavor Shipping Co. Ltd.	Bahamas
Silversea Cruise Finance Ltd.	Bahamas
Silversea Cruise Holding Ltd.	Bahamas
Silversea Cruises Australia Pty. Ltd.	Australia
Silversea Cruises Canada Ltd.	Canada
Silversea Cruises (Europe) Ltd.	England and Wales
Silversea Cruises Ltd.	Bahamas
Silversea Cruises South Africa Pty. Ltd.	South Africa
Silversea Cruises (UK) Ltd.	England and Wales
Silversea New Build Seven Ltd.	Bahamas
Silversea RCL Holdings LLC	Liberia
Silversea SAM	Monaco
Silver Muse Shipping Co. Ltd.	Bahamas
Silver Shadow Shipping Co. Ltd.	Bahamas
Silver Spirit Shipping Co. Ltd.	Bahamas
Silver Wind Shipping Ltd.	Bahamas
Societe Labadee Nord, S.A.	Haiti
Spectrum of the Seas Inc.	Liberia
Summit Inc.	Liberia
Symphony of the Seas Inc.	Liberia
Torcatt Enterprises Limitada	Costa Rica
Vision of the Seas Inc.	Liberia
Voyager of the Seas Inc.	Liberia
Whisper SpA	Italy
White Sand Inc.	Liberia
Wonder of the Seas LLC	Liberia
XP Tours S.A.	Ecuador